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EXHIBIT 23

P & F INDUSTRIES, INC.
CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

P & F Industries, Inc.
Farmingdale, New York

        We hereby consent to the incorporation by reference in the Form S-8 Registration Statement filed on February 18, 1997 of our report dated March 15, 2002, relating to the consolidated financial statements and schedule of P & F Industries, Inc. and subsidiaries appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 2001.

BDO Seidman, LLP

New York, New York
March 28, 2002

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P & F INDUSTRIES, INC. CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS